                                                                   EXHIBIT 10.42

                                             |__|    Employee's Copy
                                             |__|    Partnership's Copy

                            CAPITAL AUTOMOTIVE L.P.
                             EMPLOYMENT AGREEMENT

To JOHN M. WEAVER:

     This Agreement establishes the terms of your employment with Capital Automotive L.P., a Maryland limited partnership (the "Partnership").

EMPLOYMENT AND DUTIES    You and the Partnership agree to your employment as
                         Vice President and General Counsel on the terms contained herein. In such position, you will report directly to the Chief Executive Officer (the "CEO") of
                         Capital Automotive REIT, a Maryland real estate investment trust (the "Company") and to the General
                         Partner of the Partnership. You agree to perform whatever duties the Partnership may assign you from time to time, consistent with your position as a senior executive. During your employment, you agree to devote your full business time, attention, and energies to performing those duties (except as the CEO otherwise agrees from time to time). You agree to faithfully serve the Partnership, to conform to and comply with the lawful and good faith directions and instructions given you by the Partnership, and to use your best efforts to promote and serve the interests of the Partnership. You agree to comply with the noncompetition, secrecy, and other provisions of Exhibit A to this Agreement.

TERM OF EMPLOYMENT       Your employment under this Agreement begins as of July
                         20, 1998 (the "Effective Date"). Unless sooner terminated under this Agreement, your employment ends at 6:00 p.m. Eastern Time on October 19, 2001. The period running from the Effective Date to the applicable date in the preceding sentence is the "Term."

                         Termination or expiration of this Agreement ends your employment but does not end your obligation to comply with Exhibit A.

COMPENSATION

         Salary The Partnership (or, in its discretion, the Company) will pay you an annual salary (the "Salary") from the Effective Date at the rate of not less than $150,000 in accordance with its payroll practices. The Partnership or the Compensation Committee of the General Partner ("Compensation Committee") will review your Salary annually and consider you for increases.

         Bonus The Partnership or the Compensation Committee will establish annual bonus targets under which you will be eligible for an annual bonus equal to up to 100% of your Salary.

         Employee Benefits    While you are employed under this Agreement, the
                              Partnership will provide you with the same benefits, including medical insurance coverage, as the Partnership makes generally available from time to time to the Partnership's employees, as those benefits are amended or terminated from time to time, and such other benefits as are commensurate with your position as a senior executive of a public company. Your participation in the Partnership's benefit plans will be subject to the terms of the applicable plan documents and the Partnership's generally applied policies, and the Partnership in its sole discretion may from time to time adopt, modify, interpret, or discontinue such plans or policies.

PLACE OF EMPLOYMENT           Your principal place of employment will be at the
                              Partnership's headquarters in the Washington metropolitan area (or such other offices as the Partnership may establish from time to time and to which it assigns you in its sole discretion). You understand and agree that you must travel from time to time for business reasons.

INDEMNIFICATION               The Partnership will indemnify you to the fullest
                              extent authorized by law if you are made a party
                              to any action, suit, or proceeding, whether
                              criminal, civil, administrative, or investigative,
                              because you are or were a manager, officer, or
                              employee of the Partnership or serve or served any
                              other entity as a director, officer, or employee
                              at the Partnership's request; provided, however,
                                                            --------  -------
                              that you must repay the Partnership for any indemnification if the final determination of an arbitrator or a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that

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                              indemnification by the Partnership is not
                              permissible under applicable law.

EXPENSES The Partnership will reimburse you for reasonable and necessary travel and other business-related expenses you incur for the Partnership in performing your duties under this Agreement. You must itemize and substantiate all requests for reimbursements. You must submit requests for reimbursement in accordance with the policies and practices of the Partnership and within 60 days after incurring the expense.

NO OTHER EMPLOYMENT           For so long as you are employed by the
                              Partnership, you agree that you will not, directly or indirectly, provide services to any person or organization for which you receive compensation or otherwise engage in activities that would conflict or interfere significantly with the faithful performance of your duties to the Partnership without the Partnership's prior written consent.
                              (This prohibition excludes any work performed at the Partnership's direction including any work for the Partnership.) You may manage your personal investments, as long as the management takes only minimal amounts of time and is consistent with the provisions of the No Competition Section in Exhibit A and is otherwise consistent with the policies and practices of the Partnership.

                              You represent to the Partnership that you are not subject to any agreement, commitment, or policy of any third party that would prevent you from entering into or performing your duties under this Agreement, and you agree that you will not enter into any agreement or commitment or agree to any policy that would prevent or hinder your performance of duties and obligations under this Agreement, including Exhibit A.

NO CONFLICTS OF INTEREST      You confirm that you have fully disclosed to the
                              Partnership and the Company, to the best of your knowledge, all circumstances under which you, your spouse, and your relatives (including their spouses, children, and relatives) have or may have a conflict of interest with the Partnership or the Company. You further agree to fully disclose to the Partnership any such circumstances that might arise during the Term. You agree to fully comply with the Partnership's policy and practices relating to conflicts of interest.

NO PAYMENTS TO                You will neither pay nor permit payment of any
GOVERNMENTAL OFFICIALS        remuneration to or on behalf of any governmental
                              official other than payments required or permitted by applicable law.

TERMINATION                   Subject to the provisions of this section, the
                              Partnership may terminate your employment, or you may resign, except that, if you voluntarily resign, you must provide the Partnership with 90 days' prior written notice (unless the Partnership has previously waived such notice in writing or authorized a shorter notice period).

         For Cause            The Partnership may terminate your employment for
                              "Cause" if you:

                                   (i)   engage in dishonesty that relates
                                   materially to the performance of services or any obligations under this Agreement, including Exhibit A;

                                   (ii) are convicted of any misdemeanor (other than for minor infractions) involving fraud, breach of trust, misappropriation, or other similar activity or any felony;

                                   (iii) perform your duties under this
                                   Agreement in a grossly negligent manner; or

                                   (iv)  willfully breach this Agreement,
                                   including Exhibit A, in a manner materially injurious to the Partnership. An act or omission is only "willful" if you acted in bad faith or without any reasonable belief that the action or omission was in the interests of the Partnership and consistent with your duties and obligations under this Agreement.

                              Your termination for Cause under (i) and will be effective immediately upon the Partnership's mailing or transmission of such notice. Before terminating your employment for Cause under (iii) or (iv), the Partnership will specify in writing to you the nature of the act, omission, refusal, or failure that it deems to constitute Cause. The Partnership will give you the opportunity to correct the situation (and thus avoid termination for Cause under (iii) or (iv)). You must complete the correction within a reasonable period of time after the written notice to you, and the Partnership agrees to provide you no less than 15 days for such correction.

         Without Cause        Subject to the provisions below under Payments on
                              Termination, the Partnership may terminate your employment under this Agreement before the end of the Term without Cause.

         Good Reason          You may resign for Good Reason with 45 days'
                              advance written notice as provided below. "Good
                              Reason" means the occurrence, without your written consent, of any of the following circumstances:

                                   the Partnership's failure to perform or
                                   observe any of the material terms or
                                   provisions of this Agreement,

                                   the assignment to you of any duties
                                   inconsistent with, or any substantial
                                   diminution in, your employment status or responsibilities as in effect on the date of this Agreement,

                                   the Partnership's relocation of its corporate headquarters to a location that would increase your commuting distance by more than 50 miles, based on your residence when this Agreement is executed, or a Change of Control, consisting of any one or more of the following events:

                                        a person, entity, or group (other than
                                        the Company, the Partnership, any
                                        subsidiary of either, any Company Group
                                        benefit plan, or any underwriter
                                        temporarily holding securities for an
                                        offering of such securities) acquires
                                        ownership of more than 40% of the
                                        undiluted total voting power of the
                                        Company's then-outstanding securities
                                        eligible to vote to elect members of the Board ("Company Voting Securities");

                                        consummation of a merger or
                                        consolidation of the Company into any
                                        other entity -- unless the holders of
                                        the Company Voting Securities
                                        outstanding immediately before such
                                        consummation, together with any trustee
                                        or other fiduciary holding securities
                                        under a Company Group benefit plan, hold
                                        securities that represent immediately
                                        after such merger or consolidation more
                                        than 60% of the
                                                                    Page 5 of 15
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                                        combined voting power of the then
                                        outstanding voting securities of either
                                        the Company or the other surviving
                                        entity or its parent; or the
                                        stockholders of the Company approve (i)
                                        a plan of complete liquidation or
                                        dissolution of the Company or (ii) an
                                        agreement for the Company's sale or
                                        disposition of all or substantially all
                                        the Company's assets, and such
                                        liquidation, dissolution, sale, or
                                        disposition is consummated.

                              Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

                              You must give notice to the Partnership of your intention to resign for Good Reason within 30 days after the occurrence of the event that you assert entitles you to resign for Good Reason. In that notice, you must specify the condition that you consider provides you with Good Reason and must give the Partnership an opportunity to cure the condition within 30 days after your notice. If the Partnership fails to cure the condition, your resignation will be effective on the 45th day after your notice (unless the Partnership has previously waived such notice period in writing or agreed to a shorter notice period).

                              You will not be treated as resigning for Good Reason if the Partnership had Cause to terminate your employment as of the date of your notice of resignation.

         Disability           If you become "disabled" (as defined below), the
                              Partnership may terminate your employment. You are "disabled" if you are unable, despite whatever reasonable accommodations the law requires, to render services to the Partnership for more than 90 consecutive days because of physical or mental disability, incapacity, or illness. You are also disabled if you are deemed to be disabled within the meaning of the Partnership's long-term disability policy as then in effect.

         Death If you die during the Term, the Term will end as of the date of your death.

         Payments on          If the Partnership terminates your employment
         Termination          for or without Cause or because of disability or
                              death or you resign, the Partnership will pay you any unpaid portion of your Salary prorated through the date of actual termination and any annual bonuses already determined by such date but not yet paid, reimburse any substantiated but unreimbursed business expenses, pay any accrued and unused vacation time (to the extent consistent with the Partnership's policies), and provide such other benefits as applicable laws or the terms of the benefits require. Except to the extent the law requires otherwise or as provided in the Severance paragraph, neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination.

                  Severance        In addition to the foregoing payments, if the
                                   Partnership terminates your employment
                                   without Cause or you resign for Good Reason before the end of the Term, the Partnership will pay you severance equal to your Salary,
                                        as then in effect, for 12 months in a
                                        single lump sum as soon as practicable
                                        but in any event no more than 90 days
                                        after termination;

                                        pay the premium cost for you to receive
                                        any group health coverage the
                                        Partnership must offer you under Section
                                        4980B of the Internal Revenue Code of
                                        1986 ("COBRA Coverage") for the period
                                        of such coverage;

                                        pay you, at the time the Partnership
                                        would otherwise pay your annual bonus,
                                        your pro rata share of the bonus for the year of your termination, where the pro rata factor is based on days elapsed in your year of termination till date of termination over 365, less any portion of the bonus for the year of your termination already paid; and

                                        cause any otherwise unexercisable
                                        options to purchase units in the
                                        Partnership or stock in the

                                        Company to become exercisable, subject
                                        to expiration at the end of their
                                        regular term.

                                   You are not required to mitigate amounts payable under the Severance paragraph by seeking other employment or otherwise; however, you agree to return any payments under this Severance paragraph if you fail to comply with Exhibit A. Expiration of this Agreement, whether because of notice of non-renewal or otherwise, does not constitute termination without Cause nor is it grounds for resignation with Good Reason.

ASSIGNMENT                    The Partnership may assign or otherwise transfer
                              this Agreement and any and all of its rights, duties, obligations, or interests under it to the Company or any of the affiliates or
                                   subsidiaries of the Company or the
                                   Partnership or

                                   to any business entity that at any time by merger, consolidation, or otherwise acquires all or substantially all of the Company's stock or assets or the partnership units or assets of the Partnership or to which the Company or the Partnership transfers all or substantially all of its assets.

                              Upon such assignment or transfer, any such business entity will be deemed to be substituted for the Partnership for all purposes. Assignment or transfer does not constitute termination without Cause nor is it grounds for resignation with Good Reason absent the occurrence of a Change of Control. This Agreement binds the Partnership, its successors or assigns, and your heirs and the personal representatives of your estate. Without the Partnership's prior written consent, you may not assign or delegate this Agreement or any or all rights, duties, obligations, or interests under it.

SEVERABILITY                  If the final determination of an arbitrator or a
                              court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this Agreement, including any provision of Exhibit A, is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

AMENDMENT; WAIVER             Neither you nor the Partnership may modify, amend,
                              or waive the terms of this Agreement other than by a written instrument signed by you and a duly authorized representative of the General Partner.
                              Either party's waiver of the other party's compliance with any provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

WITHHOLDING                   The Partnership will reduce its compensatory
                              payments to you for withholding and FICA taxes and any other withholdings and contributions required by law.

THIRD PARTY  BENEFICIARY      You understand and agree that the Company is a
                              third party beneficiary of this Agreement.

GOVERNING                     Law The laws of the Commonwealth of Virginia
                              (other than its conflict of laws provisions) govern this Agreement.

NOTICES Notices must be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight delivery. You should send or deliver your notices to the Partnership's headquarters. The Partnership will send or deliver any notice given to you at your address as reflected on the Partnership's personnel records. You and the Partnership may change the address for notice by like notice to the others. You and the Partnership agree that notice is received on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by the overnight service, or the date the fax machine confirms receipt.

LEGAL FEES                    If a claim is asserted for breach of any provision
                              of this Agreement, you will be entitled to recover your reasonable attorney's fees and expenses if you prevail.

SUPERSEDING EFFECT            This Agreement supersedes any prior oral or
                              written employment, severance, or fringe benefit agreements between you and the Company or the Partnership. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter of this Agreement. All such other negotiations, commitments, agreements, and writings will have no further force or effect; and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.

If you accept the terms of this Agreement, please sign in the space indicated below. We encourage you to consult with any advisors of your choosing.

                             CAPITAL AUTOMOTIVE L.P.


                             General Partner:

                             CAPITAL AUTOMOTIVE REIT, a Maryland real estate investment trust

                                      By:   /s/ THOMAS D. ECKERT
                                         ---------------------------------------
                                      Its: President and Chief Executive Officer
                                          --------------------------------------

I accept and agree to the terms of employment set forth in this Agreement:

    /s/  JOHN M. WEAVER
--------------------------------
      John M. Weaver

Dated:  June 22, 1998
      ---------------------

                                   Exhibit A
                                   ---------

NO COMPETITION             In consideration of your employment by the
                           Partnership and salary and benefits under this Agreement, during the term of your employment, and until the date one year after your employment with the Company, the Partnership, or their successors, assigns, affiliates, or subsidiaries (collectively, the "Company Group") ends for any reason (the
                           "Restricted Period"), you agree as follows:

                           The Company is a real estate investment trust formed to acquire real properties owned by automobile dealerships and other automotive-related businesses and lease the properties to such businesses. Except as provided below under Excluded Category, you will not, directly or indirectly, promote, be employed by, lend money to, invest in, or engage in any Competing Business within the Market Area. That prohibition includes, but is not limited to, acting, either singly or jointly or as agent for, or as an employee of or consultant to, any one or more persons, firms, entities, or corporations directly or indirectly (as a director, independent contractor, representative, consultant, member, or otherwise) that constitutes such a Competing Business. You may own up to 3% of the outstanding capital stock of any corporation that is actively publicly traded without violating this No Competition covenant. This covenant does not preclude you from being employed by any automobile dealership or dealership group or other automotive- related business that is a lessee or prospective lessee of properties the Company or the Partnership holds or is actively considering acquiring.

                           If, during the Restricted Period, you are offered and want to accept employment with a business that engages in activities similar to the Company's or the Partnership's, you will inform the Partnership in writing of the identity of the business, your proposed duties with that business, and the proposed starting date of that employment. You will also inform that business of the terms of this Exhibit A. The Partnership will analyze the proposed employment and make a good faith determination as to whether it would threaten the Partnership's legitimate competitive interests. If the Partnership determines that the proposed employment would not pose an unacceptable threat to its interests, the Partnership will notify you that it does not object to the employment.

                              You acknowledge that, during the portion of the Restricted Period that follows your employment, you may engage in any business activity or gainful employment of any type and in any place except as described above. You acknowledge that you will be reasonably able to earn a livelihood without violating the terms of this Agreement.

                              You understand and agree that the rights and obligations set forth in this No Competition section will continue for one year from the date of termination of this Agreement and your employment with the Partnership or the Company Group.

         Excluded             This No Competition section is not intended to
         Category             prevent you from practising solely as an attorney
                              after the termination of your employment, whether you are directly employed by a Competing Business or serving as outside counsel to such business.
                              You acknowledge and agree that, as counsel to the Partnership, you have an ethical duty to preserve attorney work product and matters subject to the attorney-client privilege and to comply with conflict of interest rules if advising new clients on matters (i) where their interests are adverse to the Partnership or the Company Group or (ii) that relate to matters on which you gave advice to the Partnership or the Company Group.

         Definitions

                  Competing   Competing Business means any service or financial
                  Business    product of any person or organization other than
                              the Company Group, in existence or then under development, that competes or could potentially compete, directly or indirectly, with any service or financial product of the Company Group upon which or with which you have worked for the Partnership or the Company Group or about which you acquire knowledge while working for the Partnership or the Company Group. Competing
                              Business includes any enterprise engaged in the formation or operation of real estate investment trusts or other entities that invest primarily in automobile dealership or automotive-related properties or provide real estate financing to automobile dealerships or automotive-related businesses. Competing Business excludes real estate investment trusts and similar entities that do not engage in activities related to automotive dealerships or automotive-related businesses.

                  Market Area    The Market Area consists of the United States.

NO INTERFERENCE;                 During the Restricted Period, you agree that
NO SOLICITATION                  you will not, directly or indirectly, whether
                                 for yourself or for any other individual or entity (other than the Partnership or its affiliates or subsidiaries), intentionally solicit or endeavor to entice away from the Company Group:

                                   any person  whom the  Company  Group
                                   employs (other than as your personal
                                            secretary)  or otherwise  engages to
                                            perform  services as a consultant or
                                            sales representatives; or

                                   any person or entity who is, or was,
                                   within  the  Restricted   Period,  a
                                            contractor or  subcontractor  of the
                                            Company  Group  known  to  you  or a
                                            lessee  or  prospective   lessee  of
                                            properties  the Company  Group holds
                                            or    is    actively     considering
                                            acquiring.
SECRECY

         Preserving              Your employment with the Partnership under
         Partnership             and, if applicable, before this Agreement has
         Confidences             given and will give you Confidential
                                 Information (as defined below). You acknowledge and agree that using, disclosing, or publishing any Confidential Information in an unauthorized or improper manner could cause the Partnership or Company Group substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate.
                                 Accordingly, you agree with the Partnership that you will not at any time, except in performing your employment duties to the Partnership or the Company Group under this Agreement (or with the Partnership's prior written consent), directly or indirectly, use, disclose, or publish, or permit others not so authorized to use, disclose, or publish any Confidential Information that you may learn or become aware of, or may have learned or become aware of, because of your prior or continuing employment, ownership, or association with the Partnership or the Company Group or any of their predecessors, or use any such information in a manner detrimental to the interests of the Partnership or the Company Group.

         Preserving              You agree not to use in working for the
         Others'                 Company Group and not to disclose to the
                                 Confidences Company Group any trade secrets or other

         Confidences             information you do not have the right to use or
                                 disclose and that the Company Group is not free to use without liability of any kind. You agree to promptly inform the Partnership in writing of any patents, copyrights, trademarks, or other proprietary rights known to you that the Partnership or the Company Group might violate because of information you provide.

         Confidential            "Confidential Information" includes, without
         Information             limitation, information the Partnership or the
                                 Company Group has not previously disclosed to the public or to the trade with respect to the Partnership's or the Company Group's present or future business, operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of the Partnership's or the Company Group's products or services), business plans, lease structure, projections, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Partnership or the Company Group that may be of value to the Partnership or the Company Group but excludes any information already properly in the public domain. "Confidential Information" also includes confidential and proprietary information and trade secrets that third parties entrust to the Partnership or the Company Group in confidence.

                                 You understand and agree that the rights and obligations set forth in this Secrecy Section will continue indefinitely and will survive termination of this Agreement and your employment with the Partnership or the Company Group.

EXCLUSIVE PROPERTY               You confirm that all Confidential Information
                                 is and must remain the exclusive property of the Partnership or the relevant member of the Company Group. All business records, business papers, and business documents you keep or make in the course of your employment by the Partnership relating to the Partnership or any member of the Company Group must be and remain the property of the Partnership or the relevant member of the Company Group.

                                 Upon the termination of this Agreement with the Partnership or upon the Partnership's request at any time, you must promptly deliver to the Partnership or to the relevant member of the Company Group any Confidential Information or other materials (written or otherwise) not available to the public or made available to the public in a manner you know or reasonably should recognize the Partnership did not authorize, and any copies, excerpts, summaries, compilations, records and documents you made or that came into your possession during your employment. You agree that you will not, without the Partnership's consent, retain copies, excerpts, summaries or compilations of the foregoing information and materials. You understand and agree that the rights and obligations set forth in this Exclusive Property Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company Group.

MAXIMUM LIMITS                   If any of the provisions of Exhibit A are ever
                                 deemed to exceed the time, geographic area, or activity limitations the law permits, you and the Partnership agree to reduce the limitations to the maximum permissible limitation, and you and the Partnership authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, and activity limitations the law permits.

INJUNCTIVE RELIEF                Without limiting the remedies available to the
                                 Partnership, you acknowledge

                                     that a breach of any of the covenants in this Exhibit A may result in material irreparable injury to the Partnership and Company Group for which there is no adequate remedy at law, and that it will not be possible to measure
                                     damages for such injuries precisely.

                                 You agree that, if there is a breach or
                                 threatened breach, the Partnership or any member of the Company Group will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by any provisions of this Exhibit A or such other relief as may be required to specifically enforce any of the covenants in this Exhibit A.